Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of TDH Holdings, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that the Annual Report on Form 20-F for the year ended December 31, 2018 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

TDH Holdings, Inc.

May 15, 2019	By:	/s/ Cui Rongfeng
		Name:	Cui Rongfeng
		Title:	Chief Executive Officer (Principal Executive Officer)

May 15, 2019	By:	/s/ Cui Rongbing
		Name:	Cui Rongbing
		Title:	Chief Financial Officer